Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Del Global Technologies Corp.

Bay Shore, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 4, 2010, relating to the consolidated financial statements of Del Global Technologies Corp., which is contained in the Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Chicago, Illinois

November 3, 2010